Exhibit 4.45

Executed in 21 Counterparts, No. 1.

SUPPLEMENTAL INDENTURE

DATED MAY 15, 2012

UNION ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

(SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED JUNE 15, 1937, AS AMENDED, EXECUTED BY UNION ELECTRIC COMPANY TO THE BANK OF NEW YORK MELLON, AS TRUSTEE)

Amendments

This instrument was prepared by Gregory L. Nelson, Esq., Senior Vice President, General Counsel and Secretary of Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103, (314) 554-2098.

WHEN RECORDED MAIL TO:

Gerald L. Waters

Union Electric Company

1901 Chouteau Avenue St.

Louis, MO 61303

SUPPLEMENTAL INDENTURE, dated the 15th day of May, Two thousand and twelve (2012) made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon, formerly The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen’s Trust Company), a bank existing under the laws of the State of New York (hereinafter called the “Trustee”), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part:

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, as amended May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980, February 1, 2000 and August 15, 2002 (said Indenture of Mortgage and Deed of Trust as so amended, being hereinafter referred to as the “Original Indenture”), to secure the payment of the principal of and the interest (and premium, if any) on all bonds at any time issued and outstanding thereunder, and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994, February 1, 2000, August 15, 2002, March 5, 2003, April 1, 2003, July 15, 2003, October 1, 2003, February 1, 2004 (eight separate indentures supplemental thereto), May 1, 2004, September 1, 2004, January 1, 2005, July 1, 2005, December 1, 2005, June 1, 2007, April 1, 2008, June 1, 2008 and March 1, 2009 respectively, have heretofore been entered into between the Company and the Trustee; and

WHEREAS, Bonds have heretofore been issued by the Company under the Original Indenture as follows:

(1) $80,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/4% Series due 1962, all of which have been redeemed prior to the date of the execution hereof;

(2) $90,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/8% Series due 1971, which are described in the Supplemental Indenture dated May 1, 1941 (hereinafter called the “Supplemental Indenture of May 1, 1941”), all of which have been paid at maturity prior to the date of the execution hereof;

(3) $13,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 3/4% Series due 1975, which are described in the Supplemental Indenture dated October 1, 1945 (hereinafter called the “Supplemental Indenture of October 1, 1945”), all of which have been paid at maturity prior to the date of the execution hereof;

(4) $25,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 7/8% Series due 1980, which are described in the Supplemental Indenture dated December 1, 1950 (hereinafter called the “Supplemental Indenture of December 1, 1950”), all of which have been paid at maturity prior to the date of the execution hereof;

(5) $30,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 1/4% Series due 1982, which are described in the Supplemental Indenture dated May 1, 1952 (hereinafter called the “Supplemental Indenture of May 1, 1952”), all of which have been paid at maturity prior to the date of the execution hereof;

(6) $40,000,000 principal amount of First Mortgage Bonds, 3 3/4% Series due 1986, which are described in the Supplemental Indenture dated July 1, 1956 (hereinafter called the “Supplemental Indenture of July 1, 1956”), all of which have been paid at maturity prior to the date of the execution hereof;

(7) $35,000,000 principal amount of First Mortgage Bonds, 4 3/8% Series due 1988, which are described in the Supplemental Indenture dated March 1, 1958 (hereinafter called the “Supplemental Indenture of March 1, 1958”), all of which have been paid at maturity prior to the date of the execution hereof;

(8) $50,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1990 (herein called the “Bonds of 1990 Series”), which are described in the Supplemental Indenture dated September 1, 1960 (hereinafter called the “Supplemental Indenture of September 1, 1960”), all of which have been paid at maturity prior to the date of the execution hereof;

(9) $30,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1991, which are described in the Supplemental Indenture dated July 1, 1961 (hereinafter called the “Supplemental Indenture of July 1, 1961”), all of which have been paid at maturity prior to the date of the execution hereof;

(10) $30,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1993, which are described in the Supplemental Indenture dated November 1, 1963 (hereinafter called the “Supplemental Indenture of November 1, 1963”), all of which have been redeemed prior to the date of the execution hereof;

(11) $35,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1995, which are described in the Supplemental Indenture dated April 1, 1965 (hereinafter called the “Supplemental Indenture of April 1, 1965”), all of which have been paid at maturity prior to the date of the execution hereof;

(12) $30,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1996, which are described in the Supplemental Indenture dated May 1, 1966 (hereinafter called the “Supplemental Indenture of May 1, 1966”), all of which have been paid at maturity prior to the date of the execution hereof;

(13) $40,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1997, which are described in the Supplemental Indenture dated March 1, 1967 (hereinafter called the “Supplemental Indenture of March 1, 1967”), all of which have been paid at maturity prior to the date of the execution hereof;

(14) $50,000,000 principal amount of First Mortgage Bonds, 7% Series due 1998, which are described in the Supplemental Indenture dated March 15, 1968 (hereinafter called the “Supplemental Indenture of March 15, 1968”), all of which have been redeemed prior to the date of the execution hereof;

(15) $35,000,000 principal amount of First Mortgage Bonds, 7 3/8% Series due 1999, which are described in the Supplemental Indenture dated May 1, 1969 (hereinafter called the “Supplemental Indenture of May 1, 1969”), all of which have been redeemed prior to the date of the execution hereof;

(16) $40,000,000 principal amount of First Mortgage Bonds, 8 1/4% Series due 1999, which are described in the Supplemental Indenture dated October 1, 1969 (hereinafter called the “Supplemental Indenture of October 1, 1969”), all of which have been redeemed prior to the date of the execution hereof;

(17) $100,000,000 principal amount of First Mortgage Bonds, 9.95% Series due 1999, which are described in the Supplemental Indenture dated November 1, 1979 (hereinafter called the “Supplemental

Indenture of November 1, 1979”), all of which have been redeemed prior to the date of the execution hereof;

(18) $60,000,000 principal amount of First Mortgage Bonds, 9% Series due 2000, which are described in the Supplemental Indenture dated April 1, 1970 (hereinafter called the “Supplemental Indenture of April 1, 1970”), all of which have been redeemed prior to the date of the execution hereof;

(19) $50,000,000 principal amount of First Mortgage Bonds, 7 7/8% Series due 2001, which are described in the Supplemental Indenture dated January 1, 1971 (hereinafter called the “Supplemental Indenture of January 1, 1971”), all of which have been redeemed prior to the date of the execution hereof;

(20) $50,000,000 principal amount of First Mortgage Bonds, 7 5/8% Series due 2001, which are described in the Supplemental Indenture dated April 1, 1971 (hereinafter called the “Supplemental Indenture of April 1, 1971”), all of which have been redeemed prior to the date of the execution hereof;

(21) $60,000,000 principal amount of First Mortgage Bonds, 8 1/8% Series due 2001, which are described in the Supplemental Indenture dated September 15, 1971 (hereinafter called the “Supplemental Indenture of September 15, 1971”), all of which have been redeemed prior to the date of the execution hereof;

(22) $70,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due 2004, which are described in the Supplemental Indenture dated February 1, 1974 (hereinafter called the “Supplemental Indenture of February 1, 1974”), all of which have been redeemed prior to the date of the execution hereof;

(23) $70,000,000 principal amount of First Mortgage Bonds, 10 1/2% Series due 2005, which are described in the Supplemental Indenture dated March 1, 1975 (hereinafter called the “Supplemental Indenture of March 1, 1975”), all of which have been redeemed prior to the date of the execution hereof;

(24) $70,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 2006, which are described in the Supplemental Indenture dated August 16, 1976 (hereinafter called the “Supplemental Indenture of August 16, 1976”), all of which have been redeemed prior to the date of the execution hereof;

(25) $27,085,000 principal amount of First Mortgage Bonds, 5.80% Environmental Improvement Series 1977, which are described in the Supplemental Indenture dated October 15, 1977 (hereinafter called the “Supplemental Indenture of October 15, 1977”), all of which have been redeemed prior to the date of the execution hereof;

(26) $60,000,000 principal amount of First Mortgage Bonds, 8 5/8% Series due 2007, which are described in the Supplemental Indenture dated December 1, 1977 (hereinafter called the “Supplemental Indenture of December 1, 1977”), all of which have been redeemed prior to the date of the execution hereof;

(27) $55,000,000 principal amount of First Mortgage Bonds, 9.35% Series due 2008, which are described in the Supplemental Indenture dated August 1, 1978 (hereinafter called the “Supplemental Indenture of August 1, 1978”), all of which have been redeemed prior to the date of the execution hereof;

(28) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1980, which are described in the Supplemental Indenture dated August 1, 1980 (hereinafter called the “Supplemental Indenture of August 1, 1980”), all of which have been redeemed prior to the date of the execution hereof;

(29) $150,000,000 principal amount of First Mortgage Bonds, 15 3/8% Series due 1991, which are described in the Supplemental Indenture dated February 1, 1981 (hereinafter called the “Supplemental Indenture of February 1, 1981”), all of which have been redeemed prior to the date of the execution hereof;

(30) $125,000,000 principal amount of First Mortgage Bonds, 15% Series due 1992, which are described in the Supplemental Indenture dated September 1, 1982 (hereinafter called the “Supplemental Indenture of September 1, 1982”), all of which have been redeemed prior to the date of the execution hereof;

(31) $100,000,000 principal amount of First Mortgage Bonds, 13% Series due 2013, which are described in the Supplemental Indenture dated March 1, 1983 (hereinafter called the “Supplemental Indenture of March 1, 1983”), all of which have been redeemed prior to the date of the execution hereof;

(32) $100,000,000 principal amount of First Mortgage Bonds, 9 3/8% Series due 2016, which are described in the Supplemental Indenture dated March 1, 1986 (hereinafter called the “Supplemental Indenture of March 1, 1986”), all of which have been redeemed prior to the date of the execution hereof;

(33) $100,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 1996, which are described in the Supplemental Indenture dated May 1, 1986 (hereinafter called the “Supplemental Indenture of May 1, 1986”), all of which have been redeemed prior to the date of the execution hereof;

(34) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1990A, which are described in the Supplemental Indenture dated May 1, 1990 (hereinafter called the “Supplemental Indenture of May 1, 1990”), all of which have been redeemed prior to the date of the execution hereof;

(35) $125,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due 2021, which are described in the Supplemental Indenture dated December 1, 1991 (hereinafter called the “Supplemental Indenture of December 1, 1991”), all of which have been redeemed prior to the date of the execution hereof;

(36) $75,000,000 principal amount of First Mortgage Bonds, 8.33% Series due 2002, which are described in the Supplemental Indenture dated December 4, 1991 (hereinafter called the “Supplemental Indenture of December 4, 1991”), all of which have been paid at maturity prior to the date of the execution hereof;

(37) $100,000,000 principal amount of First Mortgage Bonds, 7.65% Series due 2003, which are described in the Supplemental Indenture dated January 1, 1992 (hereinafter called the “Supplemental Indenture of January 1, 1992”), all of which have been paid at maturity prior to the date of the execution hereof;

(38) $204,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $100,000,000 principal amount of 6 3/4% Series due 1999 and $104,000,000 principal amount of 8 1/4% Series due 2022, which are described in the Supplemental Indenture dated October 1, 1992 (hereinafter called the “Supplemental Indenture of October 1, 1992”), all of which have been paid at maturity or redeemed, respectively, prior to the date of execution hereof;

(39) $170,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $85,000,000 principal amount of 7 3/8% Series due 2004 and $85,000,000 principal amount of 8% Series due 2022, which are described in the Supplemental Indenture dated December 1, 1992, (hereinafter called the “Supplemental Indenture of December 1, 1992”), all of which have been paid at maturity or redeemed, respectively, prior to the date of the execution hereof;

(40) $188,000,000 principal amount of First Mortgage Bonds, 6 7/8% Series due 2004, which are described in the Supplemental Indenture dated February 1, 1993 (hereinafter called the “Supplemental Indenture of February 1, 1993”), all of which have been paid at maturity prior to the date of the execution hereof;

(41) $148,000,000 principal amount of First Mortgage Bonds, 6 3/4% Series due 2008, which are described in the Supplemental Indenture dated May 1, 1993 (hereinafter called the “Supplemental Indenture of May 1, 1993”), all of which have been paid at maturity prior to the date of the execution hereof;

(42) $75,000,000 principal amount of First Mortgage Bonds, 7.15% Series due 2023, which are described in the Supplemental Indenture dated August 1, 1993 (hereinafter called the “Supplemental Indenture of August 1, 1993”), all of which have been redeemed prior to the date of the execution hereof;

(43) $44,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1993 (expected to mature in 2028), which are described in the Supplemental Indenture dated October 1, 1993 (hereinafter called the “Supplemental Indenture of October 1, 1993”), all of which are outstanding at the date of the execution hereof;

(44) $100,000,000 principal amount of First Mortgage Bonds, 7% Series due 2024, which are described in the Supplemental Indenture dated January 1, 1994 (hereinafter called the “Supplemental Indenture of January 1, 1994”), all of which have been redeemed prior to the date of the execution hereof;

(45) $173,000,000 principal amount of First Mortgage Bonds, Senior Notes Series AA, which are described in the Supplemental Indenture dated August 15, 2002 (hereinafter called the “Supplemental Indenture of August 15, 2002”), all of which are outstanding at the date of the execution hereof;

(46) $184,000,000 principal amount of First Mortgage Bonds, Senior Notes Series BB, which are described in the Supplemental Indenture dated March 5, 2003 (hereinafter called the “Supplemental Indenture of March 5, 2003”), all of which are outstanding at the date of the execution hereof;

(47) $114,000,000 principal amount of First Mortgage Bonds, Senior Notes Series CC, which are described in the Supplemental Indenture dated April 1, 2003 (hereinafter called the “Supplemental Indenture of April 1, 2003”), all of which are outstanding at the date of the execution hereof;

(48) $200,000,000 principal amount of First Mortgage Bonds, Senior Notes Series DD, which are described in the Supplemental Indenture dated July 15, 2003 (hereinafter called the “Supplemental Indenture of July 15, 2003”), all of which are outstanding at the date of the execution hereof;

(49) $200,000,000 principal amount of First Mortgage Bonds, Senior Notes Series EE, which are described in the Supplemental Indenture dated October 1, 2003 (hereinafter called the “Supplemental Indenture of October 1, 2003”), all of which are outstanding at the date of the execution hereof;

(50) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004A (1998A Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004A Supplemental Indenture of February 1, 2004”), all of which are outstanding at the date of the execution hereof;

(51) $50,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004B (1998B Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004B Supplemental Indenture of February 1, 2004”), all of which are outstanding at the date of the execution hereof;

(52) $50,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004C (1998C Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004C Supplemental Indenture of February 1, 2004”), all of which are outstanding at the date of the execution hereof;

(53) $63,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004D (2000B Bonds), which are described in the Supplemental Indenture dated February 1, 2004

(hereinafter called the “Series 2004D Supplemental Indenture of February 1, 2004”), all of which have been retired at the date of the execution hereof;

(54) $63,500,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004E (2000A Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004E Supplemental Indenture of February 1, 2004”), all of which have been retired at the date of the execution hereof;

(55) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004F (2000C Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004F Supplemental Indenture of February 1, 2004”), all of which have been retired at the date of the execution hereof;

(56) $42,585,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004G (1991 Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004G Supplemental Indenture of February 1, 2004”), all of which have been retired at the date of the execution hereof;

(57) $47,500,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004H (1992 Bonds), which are described in the Supplemental Indenture dated February 1, 2004 (hereinafter called the “Series 2004H Supplemental Indenture of February 1, 2004”), all of which are outstanding at the date of the execution hereof;

(58) $104,000,000 principal amount of First Mortgage Bonds, Senior Notes Series FF, which are described in the Supplemental Indenture dated May 1, 2004 (hereinafter called the “Supplemental Indenture of May 1, 2004”), all of which are outstanding at the date of the execution hereof;

(59) $300,000,000 principal amount of First Mortgage Bonds, Senior Notes Series GG, which are described in the Supplemental Indenture dated September 1, 2004 (hereinafter called the “Supplemental Indenture of September 1, 2004”), all of which are outstanding at the date of the execution hereof;

(60) $85,000,000 principal amount of First Mortgage Bonds, Senior Notes Series HH, which are described in the Supplemental Indenture dated January 1, 2005 (hereinafter called the “Supplemental Indenture of January 1, 2005”), all of which are outstanding at the date of the execution hereof;

(61) $300,000,000 principal amount of First Mortgage Bonds, Senior Notes Series II, which are described in the Supplemental Indenture dated July 1, 2005 (hereinafter called the “Supplemental Indenture of July 1, 2005”), all of which are outstanding at the date of the execution hereof;

(62) $260,000,000 principal amount of First Mortgage Bonds, Senior Notes Series JJ, which are described in the Supplemental Indenture dated December 1, 2005 (hereinafter called the “Supplemental Indenture of December 1, 2005”), all of which are outstanding at the date of the execution hereof;

(63) $425,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series KK, which are described in the Supplemental Indenture dated June 1, 2007 (hereinafter called the “Supplemental Indenture of June 1, 2007”), all of which are outstanding at the date of the execution hereof;

(64) $250,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series LL, which are described in the Supplemental Indenture dated April 1, 2008 (hereinafter called the “Supplemental Indenture of April 1, 2008”), all of which are outstanding at the date of the execution hereof;

(65) $450,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series MM, which are described in the Supplemental Indenture dated June 1, 2008 (hereinafter called the “Supplemental Indenture of June 1, 2008”), all of which are outstanding at the date of the execution hereof; and

(66) $350,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series NN, which are described in the Supplemental Indenture dated March 1, 2009 (hereinafter called the “Supplemental Indenture of March 1, 2009”), all of which are outstanding at the date of the execution hereof; and

WHEREAS, the Company on August 31, 1955 acquired all of the properties of Union Electric Power Company, the Subsidiary as defined in Article I of the Original Indenture, upon the dissolution of the Subsidiary; the Company, by Supplemental Indenture dated August 31, 1955, conveyed all of the properties so acquired (other than property of the character defined as excepted property in the granting clauses of the Original Indenture) to the Trustee upon the terms and trusts in the Original Indenture and the indentures supplemental thereto set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, all the shares of stock of the Subsidiary were released from the lien of the Original Indenture; and the Company became entitled to change the general designation of the Bonds so as to omit the words “and Collateral Trust”; and

WHEREAS, the Articles of Incorporation of the Company were duly amended on April 23, 1956, to change its corporate name from “Union Electric Company of Missouri” to “Union Electric Company”; and

WHEREAS, the Articles of Agreement of the Trustee were duly amended effective on January 4, 1982 to change its corporate name from “St. Louis Union Trust Company” to “Centerre Trust Company of St. Louis”, and further amended on December 9, 1988, to change its corporate name from “Centerre Trust Company of St. Louis” to “Boatmen’s Trust Company”; and

WHEREAS, that on March 13, 1998, Boatmen’s Trust Company merged into NationsBank, National Association and effective July 5, 1999, changed its name to Bank of America, National Association; and

WHEREAS, that on February 1, 2000, The Bank of New York, as transferee of the corporate trust business of Bank of America, National Association (formerly known as Boatmen’s Trust Company), Trustee under the Original Indenture, became successor Trustee under the Original Indenture; and

WHEREAS, that effective as of July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, Section 1 of Article XIV of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; to add to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed; to make such provisions in regard to matters or questions arising under the Original Indenture and not inconsistent with the Original Indenture; to modify any of the provisions of the Original Indenture or to relieve the Company from any of the obligations, conditions or restrictions therein contained provided that no such modifications shall be or become operative or effective which shall in any manner impair any of the rights of the Bondholders or of the Trustee, while any Bonds of any series established prior to the execution of such supplemental indenture shall remain outstanding, such supplemental indenture shall be specifically referred to in the text of all Bonds of any series established after the execution of such supplemental indenture and the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative; or for any other purpose not inconsistent with the terms of the Original Indenture; or for the purpose of curing any ambiguity or curing, correcting or supplementing any defect or inconsistent provision contained in the Original Indenture or any supplemental indenture; and

WHEREAS, the Company desires by this Supplemental Indenture to further modify and amend the Original Indenture to add certain new definitions as set forth in Article II hereof; and

WHEREAS, the Company also desires by this Supplemental Indenture to reserve the right to further modify and amend the Original Indenture as set forth in Article III hereof, which modifications and amendments shall not become operative or effective while any Bonds of any series established prior to the execution of this

Supplemental Indenture remain outstanding unless the requisite written consents and approvals for such modifications and amendments are hereafter delivered to the Trustee pursuant to Article XV of the Original Indenture; and

WHEREAS, the modifications and amendments set forth in Article II hereof and the reservation of rights set forth in Article III hereof do not require the consent of any holders of Bonds outstanding on the date of execution of this Supplemental Indenture; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture, according to their tenor and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subjected to the lien of the Original Indenture and not heretofore released from the lien thereof)—that is to say:

FIRST.

ALL (except as in the Original Indenture expressly excepted) power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, or power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Adair, Audrain, Benton, Bollinger, Boone, Butler, Caldwell, Callaway, Camden, Cape Girardeau, Clark, Clay, Clinton, Cole, Cooper, Crawford, Daviess, Dunklin, Franklin, Gasconade, Howard, Iron, Jefferson, Knox, Lewis, Lincoln, Livingston, Macon, Madison, Maries, Marion, Miller, Mississippi, Moniteau, Montgomery, Morgan, New Madrid, Osage, Pemiscot, Perry, Pettis, Phelps, Pike, Pulaski, Ralls, Randolph, Ray, Reynolds, Ripley, St. Charles, St. Francois, Ste. Genevieve, St. Louis, Saline, Schuyler, Scott, Stoddard, Warren, Washington, and Wayne, Missouri, the counties of Clay, Hancock, Henderson, Madison, Marion, Perry, Piatt and St. Clair, Illinois, and the counties of Des Moines, Henry, Johnson, Lee, and Washington, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in, or added through the provisions of, the Indenture of Mortgage and Deed of Trust dated June 15, 1937, the Supplemental Indentures dated May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955,

August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994, February 1, 2000, August 15, 2002, March 5, 2003, April 1, 2003, July 15, 2003, October 1, 2003, February 1, 2004 (eight separate supplemental indentures), May 1, 2004, September 1, 2004, January 1, 2005, July 1, 2005, December 1, 2005, June 1, 2007, April 1, 2008, June 1, 2008, March 1, 2009 and this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

SECOND.

ALSO, (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

ALSO, (except as in the Original Indenture expressly excepted) all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

THIRD.

ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Supplemental Indenture and from the lien and operation hereof:

(a) all property expressly excepted and excluded from the Original Indenture, and from the lien and operation thereof; and

(b) when the amendment set forth in Section 2 of Article III of this Supplemental Indenture becomes effective, all Excepted Property as defined in such Section.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing leases, to existing liens upon rights of way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them to be issued under the Original Indenture, as follows:

ARTICLE I

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE II

AMENDMENTS ADOPTED.

Section 1. New Definitions: Pursuant to Section 1 of Article XIV of the Original Indenture, Article I of the Original Indenture is hereby amended to add the following definitions, reading substantially as follows:

Authorized Officer:

The term “Authorized Officer” means the Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary, or any other officer, manager or agent of the Company duly authorized pursuant to a certified resolution to act in respect of matters relating to this Indenture.

Bonding Ratio and reciprocal of the Bonding Ratio

The term “Bonding Ratio” shall mean the percentage set forth in the first paragraph of Section 4 of Article III, as such paragraph may be amended from time to time. The “reciprocal of the Bonding Ratio” shall mean the percentage or fraction equal to 1 divided by the Bonding Ratio. If the Bonding Ratio is 60%, then the reciprocal of the Bonding Ratio is 10/6ths or 150%. If the Bonding Ratio were amended to 70%, then the reciprocal of the Bonding Ratio would be 10/7ths or 143%.

Business Day:

The term “Business Day” when used with respect to a place of payment or any other particular location specified in the Bonds or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 2 of Article II.

Company Order:

The term “Company Order” shall mean a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

Excepted Property

The term “Excepted Property” means any property excepted from the lien of the Indenture by the provisions hereof.

Governmental Authority:

The term “Governmental Authority” means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

Government Obligations:

The term “Government Obligations” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, and which are entitled to the benefit of the full faith and credit thereof; and

(b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $50,000,000; and provided further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

Net Bondable Value Certificate:

The term “Net Bondable Value Certificate” shall mean an engineer’s certificate respecting the amount of net bondable value of property additions not subject to an unfunded prior lien, including the engineer’s certificate described in Section 4(a) of Article III.

Person:

The term “Person” shall mean any individual, corporation, company, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

Required Percentage:

The term “Required Percentage” shall mean the percentage required by Section 6 of Article XV for the taking of any action under such Section, i.e. 60%.

SEC:

The term “SEC” shall mean the Securities and Exchange Commission.

Stated Maturity:

The term “Stated Maturity” shall mean with respect to any Bond, the last date on which principal on such Bond becomes due and payable as therein or herein provided, other than by declaration of acceleration or by redemption.

TIA:

The term “TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time.

ARTICLE III

AMENDMENTS RESERVED.

Section 1. Amended Definitions: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate the following definitions in Article I of the Original Indenture to read substantially as follows:

Board:

The term “Board of Directors” or “Board” shall mean either the board of directors of the Company or a duly authorized committee thereof.

Counsel:

The term “counsel” shall mean legal counsel (who may be of counsel to the Company or an employee of the Company or an affiliate of the Company).

Engineer:

The term “Engineer” or “engineer” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the fair value or fair market value of property.

Engineer’s Certificate

The terms “Engineer’s Certificate” or “engineer’s certificate” means a certificate signed by an Authorized Officer and by an Engineer (which Engineer (a) shall be selected either by the Board or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except when required by this Indenture to be Independent, may be an employee or Affiliate of the Company) and delivered to the Trustee. The amount stated in any Engineer’s Certificate as to the cost, fair value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Bondholders.

Independent:

The term “Independent” or “independent” when applied to any accountant or Engineer, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, and (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions.

Independent Engineer’s Certificate:

The term “Independent Engineer’s Certificate” or “independent engineer’s certificate” means a certificate signed by an Engineer who is Independent.

Opinion of Counsel:

The term “Opinion of Counsel” or “opinion of counsel” shall mean an opinion or opinions in writing signed by legal counsel, who may be employees of the Company. If the Indenture requires the delivery of an opinion of counsel to the Trustee, the text and substance of which has been previously delivered to the Trustee, the Company may satisfy such requirement by the delivery by the legal counsel that delivered such previous opinion of counsel of a letter to the Trustee to the effect that the Trustee may rely on such previous opinion of counsel as if such opinion of counsel was dated and delivered the date delivery of such opinion of counsel is required. Any opinion of counsel may contain reasonable conditions and qualifications.

B.	To amend clause (b) in the definition of “Bonds” in Article I of the Original Indenture to change the word “published” to “given” and to change the word “publication” to “notice” and to restate the last paragraph of such definition to read substantially as follows:

The term “issued”, when used with respect to Bonds, shall mean sold, pledged or otherwise disposed of for value by the Company.

C.	To amend the definition of “certified resolution” in Article I of the Original Indenture to delete the words “under its corporate seal”;

D.	To amend clause (d) in the definition of “cost to the Company” in Article I of the Original Indenture by changing the words “pursuant to Section 3(b) of Article VII” to “with the Trustee” and to amend clause (e) in the definition of “cost to the Company” by changing the words “certificate of the nature required by Section 4(a) of Article III or Section 1(b) of Article VIII.” to “engineer’s certificate required by this Indenture”;

E.	To substitute the words “Officer’s Certificate” for the words “officers’ certificate” or “Officers’ Certificate” wherever they appear in the Indenture and to amend the definition of “officers’ certificate” in Article I of the Original Indenture to read substantially as follows:

Officer’s Certificate:

The term “Officer’s Certificate” shall mean, when used with respect to the Company, a certificate signed by any Authorized Officer of the Company and delivered to the Trustee.

F.	To add the following definition to Article I of the Original Indenture, reading substantially as follows:

Improvements, Extensions and Additions

The terms “improvement”, “extension” and “addition” when used in this Indenture in reference to property shall mean (a) with respect to real property, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

Section 2. Excepted Property: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To delete the second paragraph in the FOURTH granting clause (relating to inventions, patent rights and licenses).

B.	To delete the SIXTH granting clause (relating to stock of Union Electric Company of Illinois).

C.	To restate the last paragraph on page 47 (which begins with the words “EXPRESSLY EXCEPTING”) and the first paragraph on page 48 (beginning with the words “AND FURTHER EXPRESSLY EXCEPTING”) of the Original Indenture to read substantially as follows:

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Indenture, and the lien and operation hereof, all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a) all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, mortgages, other evidences of indebtedness and other securities, security entitlements, commodities accounts and other investment property and policies of insurance on lives of officers of the Company, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

(b) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature and rights thereunder (other than the Company’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property); all bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from the lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights or property consisting of rights granted by statute or governmental action to bill and collect revenues or other amounts from customers or others, including rate stabilization charges and other special charges, and all rents, tolls, issues, product and profits, dividends, income, claims, credits, demands and judgments; all governmental and other licenses, permits and franchises (other than the Company’s franchises, permits and licenses that are transferable and necessary for the operation of mortgaged property); all unrecorded easements and rights of way; all consents and allowances, including emission allowances and regulatory assets; all documents, including warehouse receipts; all cooperative interests; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims, tax credits and other intangible property and general intangibles including, but not limited to, computer software;

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which the Company is organized;

(d) all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

(e) all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business;

(f) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security and the last day of the term of any lease or leasehold which may hereafter become subject to the lien hereof;

(g) all property, real, personal and mixed, which has been released from the lien of this Indenture, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof;

(h) all goodwill and going concern value rights that are excluded from the definition of property additions as defined in Article I of this Indenture; and

(i) all property the cost of acquisition of which is properly chargeable to an operating expense account of the Company.

D.	To amend every supplemental indenture executed after June 15, 1937 to add the following paragraph at the end of the granting clauses:

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Supplemental Indenture, and from the lien and operation hereof, all Excepted Property.

Section 3. Property Additions: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate the definition of “property additions” in Article I of the Original Indenture to read substantially as follows:

Property Additions:

The term “property additions” or “Property Additions”, when used with respect to the Company, shall mean, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the lien of this Indenture. Property Additions:

(i)	need not consist of a specific or completed development, plant, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as the Company shall have acquired legal title to such property, and may include the following:

(A)	fractional and other undivided interests of the Company in property owned jointly or in common with other Persons, whether or not there are with respect to such property, other agreements or obligations on the part of the Company, if there is an effective bar against partition of such property which would preclude the sale of such property by any or all of such other Persons or the holder or holders of any lien or liens on the interest of any of such other Persons in such property, without the consent of the Company;

(B)	engineering, economic, environmental, financial, geological and legal or other surveys, data processing equipment and software, preliminary to or associated with the acquisition or construction of property included or intended to be included in the mortgaged property;

(C)	paving, grading and other improvements to, under or upon highways, bridges, parks or other public property of analogous character required for or in connection with the installation or repair of overhead, surface or underground facilities and paid for and used or to be used by the Company, notwithstanding that the Company may not hold legal title thereto;

(D)	property located over, on or under property owned by other Persons, including governmental or municipal agencies, bodies or subdivisions, under permits, licenses, easements, franchises and other similar privileges, if the Company shall have the right to remove the same;

(E)	intangible property, but only to the extent that the Cost thereof is permitted to be recorded in the plant account of the Company or is permitted to be recovered by the Company through the rates that it charges its customers; and

(ii)	may include renewals, replacements and substitutions of property not excluded from the definition of property additions; but

(iii)	shall not include:

(A)	Excepted Property (other than Excepted Property which has been subjected to the lien and operation of this Indenture as provided in this Indenture); or

(B)	goodwill or going concern value rights except to the extent that (1) such goodwill or rights were acquired simultaneously with property additions which have been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, (2) no separate or distinct consideration shall have been paid or apportioned for such goodwill or rights, and (3) the cost of such goodwill or rights is permitted to be recorded in the plant account of the Company or is permitted to be recovered by the Company through the rates that it charges its customers; or

(C)	any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company.

Section 4. Permitted Liens: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate the definition of “permitted liens” in Article I of the Original Indenture to read substantially as follows:

Permitted liens:

The term “permitted lien” or “Permitted Lien” shall mean any of the following:

(a) any lien of the Trustee granted by this Indenture;

(b) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(c) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(d) Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the Bonds then outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(e) easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the mortgaged property or any part thereof, including those granted pursuant to Section 2 of Article VII; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the mortgaged property considered as a whole for the purposes for which it is held by the Company;

(f) Liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such Liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(g) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which the Company customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(h) leases existing at June 15, 1937 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(i) Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(j) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the mortgaged property or any part thereof or the operation or use thereof or upon the Company with respect to the mortgaged property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens, including any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;

(k) Liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities of the Company in connection with the issuance of industrial development, pollution control or other revenue bonds, or other obligations the interest on which is not includable in taxable income for federal or state tax purposes or is otherwise entitled to tax benefits;

(l) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the mortgaged property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(m) Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(n) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(o) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

(p) any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(q) Liens in favor of a Governmental Authority securing payments or obligations pursuant to a statute (other than taxes and assessments) ;

(r) any other liens or encumbrances of whatever nature or kind which do not, individually or in the aggregate, materially impair the Lien of this Indenture or the security afforded thereby for the benefit of the Bondholders, as evidenced by an opinion of counsel to such effect; and

(s) Prepaid Liens and any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

B.	To add the following definitions to Article I of the Original Indenture, reading substantially as follows:

Lien:

The term “Lien” shall mean any mortgage, deed of trust, pledge, security interest, or other lien securing indebtedness, including any conditional sale or title retention agreement, or lease in the nature thereof, securing indebtedness or a payment obligation. The term “Lien” shall also include any easement, lease, reservation, restriction, servitude, charge or similar right and any other encumbrance of any kind, including, without limitation, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

Prepaid Lien:

The term “Prepaid Lien” means any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

Section 5. Bonding Ratio Change: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To amend Article III of the Original Indenture

•	To change the words “sixty per cent. (60%)” in Section 4 of thereof to any percentage that shall not exceed 70%;

•	To change the words “Ten-sixths (10/6ths) of” in clause (10) of Section 4(a) thereof to “the reciprocal of the Bonding Ratio multiplied by”; and

•	To restate clause (11) in Section 4(a) thereof to read substantially as follows:

(11) The amount, if any, of the net bondable value of property additions simultaneously being used as the basis for the authentication of additional Bonds.

B.	To amend clauses (i) and (j) in the definition of “net bondable value of property additions not subject to an unfunded prior lien” in Article I of the Original Indenture to change the words “Ten-sixths (10/6ths) of” to “the reciprocal of the Bonding Ratio multiplied by”.

Section 6. Bond Issuances: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate clauses (a) and (d) of the definition of “net bondable value of property additions not subject to an unfunded prior lien” in Article I of the Original Indenture to read substantially as follows:

(a) the aggregate of the cost or, as to property additions which have not been retired, the fair value to the Company, if the fair value is less than cost, of all gross property additions not subject to an unfunded prior lien purchased, constructed or otherwise acquired or owned by the Company and which the Company has elected to include in a Net Bondable Value Certificate;

(d) the bonded cost of all bondable property (other than property released from the lien of this Indenture pursuant to Section 3 or Section 7 of Article VII and other than property not included in any Net Bondable Value Certificate) which was not subject to an unfunded prior lien at the date of its retirement, theretofore retired;

B.	To amend the definition of “refundable Bonds” in Article I of the Original Indenture to change the words “notice of such redemption shall have been published as in Article V provided or provision satisfactory to the Trustee shall have been made for such publication” to “notice of such redemption shall have been given as provided in this Indenture or in the terms of the Bonds to be redeemed or provision satisfactory to the Trustee shall have been made for such notice”

C.	To amend Article III of the Original Indenture

•	To restate Subdivision (a) of Section 3 thereof to read substantially as follows:

(a) A certified resolution authorizing the execution and delivery of additional Bonds, the terms and designation of which may be established by certified resolution, supplemental indenture, Officer’s Certificate or Company Order delivered to the Trustee.

•	To delete clauses (1) and (2) of Section 3(b) thereof.

•	To delete the text of clause (1) of Section 3(c) thereof;

•	To delete the text of Subdivision (d) of Section 3 thereof;

•	To restate the first sentence in Section 4(a)(2) thereof to read substantially as follows:

The period covered by such Net Bondable Value Certificate and the aggregate cost to the Company of the gross property additions purchased, constructed or otherwise acquired or owned by the Company which the Company then owns and elects to include in such Net Bondable Value Certificate and which have not been theretofore included in any previous Net Bondable Value Certificate filed with the Trustee.

•	To restate the first sentence in the parenthetical at the end of Section 4(a)(2) thereof to read substantially as follows:

If any gross property additions have not been included in any previous Net Bondable Value Certificate filed with the Trustee, such gross property additions may be included in any later certificate regardless of the period covered by such later certificate.

•	To restate clause (5) in Section 4(a) thereof to read substantially as follows:

(5) The bonded cost of all bondable property of the Company (other than property released from the lien of this Indenture pursuant to Section 3 or Section 7 of Article VII and other than property not included in any Net Bondable Value Certificate), which was not subject to an unfunded prior lien at the date of its retirement, retired during the period between the latest date of the period for which retirements were stated in the most recent Net Bondable Value Certificate theretofore filed with the Trustee (or June 15, 1937 in the case of the first such certificate) and the last day of any calendar month within the period of three calendar months immediately preceding the first day of the month in which the particular certificate is being filed with the Trustee.

•	To restate clause (9) in Section 4(a) thereof to read substantially as follows:

(9) The aggregate of the amount of all cash withdrawn from the Trustee pursuant to Article VIII during the period between the date of filing the most recent Net Bondable Value Certificate and the date of filing the Net Bondable Value Certificate then being filed, including any cash which is simultaneously being withdrawn pursuant to Article VIII on the basis of property additions.

•	To delete clauses (3), (4), and (8) in Section 4(a) thereof and all references thereto;

•	To delete clauses (16) and (17) in Section 4(a) thereof and all references thereto;.

•	To restate clause (12) in Section 4(a) to read substantially as follows:

(12) The balance of or deficiency in net bondable value of property additions not subject to an unfunded prior lien, shown by said Net Bondable Value Certificate, which shall be computed by taking

(i)	the balance, if any, stated pursuant to clause (1) of this Subdivision (a), plus the total of the gross property additions stated pursuant to clause (2) of this Subdivision (a);

and subtracting therefrom

(ii)	the deficiency, if any, stated pursuant to clause (1) of this Subdivision (a), and the sum of the amounts stated pursuant to clauses (5), (6), (7), (9), (10) and (11) of this Subdivision (a).

•	To delete the text of Subdivision (b) of Section 4 thereof and all references thereto;

•	To restate Section 4(f) thereof to read substantially as follows:

(f) Either an opinion of counsel or Officer’s Certificate to the effect that:

(1)	this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or certificate, will constitute, a mortgage, security interest or other lien on all the gross property additions described in the accompanying Net Bondable Value Certificate, subject to no lien thereon prior to the lien of this Indenture except permitted liens and any other liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate; and

(2)	the Company has corporate authority to operate such gross property additions; and

•	To delete Subdivisions (g) and (h) of Section 4 thereof and all references thereto;

•	To restate Subdivision (i) of Section 4 thereof to read substantially as follows:

(i) The documents required by Section 3 of this Article III, including an Officer’s Certificate containing the statement with respect to the net earnings of the Company available for interest after property retirement appropriations required by Section 2 of Article V of the Supplemental Indenture of July 1, 1956.

•	To restate Subdivisions (a) and (b) of Section 5 thereof to read substantially as follows::

(a) Cash in an amount equal to the aggregate principal amount of additional Bonds applied for pursuant to this Section 5, which shall be held and applied by the Trustee as a part of the trust estate and which may be withdrawn only (1) to pay the principal of Bonds due upon maturity or redemption or (2) upon the waiver by the Company of its right to the authentication and delivery of a principal amount of Bonds equal to the amount of cash to be withdrawn and upon compliance with all applicable provisions of this Article relating to the authentication and delivery of such Bonds except that the Company shall not in any event be required to deliver the documents specified in Section 3 of this Article III in connection with such withdrawal.

(b) The documents required by Section 3 of this Article III, including an Officer’s Certificate containing the statement with respect to the net earnings of the Company available for interest after property retirement appropriations required by Section 2 of Article V of the Supplemental Indenture of July 1, 1956.

•	To restate clause (2) of Section 6(a) thereof to read substantially as follows:

(2) That no part of the Bonds made the basis for the application have theretofore been made the basis for the authentication and delivery of additional Bonds pursuant to this Section 6, for the release of mortgaged property pursuant to Article VII, for the withdrawal of cash pursuant to Article VIII or for the reduction of the amount of cash required to be deposited with the Trustee upon any release.

•	To restate clause (3) of Section 6(a) thereof to read substantially as follows:

(3) That no part of the Bonds made the basis for the application were redeemed or paid with cash withdrawn pursuant to Section 5(a)(1) of this Article III.

•	To restate Subdivision (b) of Section 6 thereof to read substantially as follows:

(b) The documents required by Section 3 of this Article III, except that the certificate provided for by Section 3(b) of this Article III need not be filed with the Trustee, but in lieu thereof there shall be filed with the Trustee an Officer’s Certificate stating, to the knowledge of the signers, no event of default, or event which with the lapse of time would constitute an event of default, under this Indenture has occurred and is continuing.

•	To delete Section 7 thereof and all references thereto.

Section 7. Insurance Covenant: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate Section 6 of Article IV to read substantially as follows:

SECTION 6 INSURANCE. That

(a) the Company shall (i) keep or cause to be kept all the mortgaged property insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percent (3%) of the principal amount of Bonds outstanding on the date of such particular loss to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any lien prior hereto upon property subject to the lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, the Company shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Twenty Million Dollars ($20,000,000) and (Y) three percent (3%) of the principal amount of Bonds outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to the trustee or other holder of any lien prior hereto upon property subject to the lien hereof in respect of such loss if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percent (3%) of the principal amount of the Bonds outstanding on the date such policy goes into effect, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b) all moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to mortgaged property, shall, subject to any lien prior hereto upon property subject to the lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by the Trustee (to the extent of such moneys actually received by and still in the possession of the Trustee) to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Trustee of:

(i)	a Company Order requesting such payment,

(ii)	an engineer’s certificate:

(A)	describing the property so damaged or destroyed;

(B)	stating the cost of such property (or, if the fair value to the Company of such property at the time the same was included in a Net Bondable Value Certificate was certified to be an amount less than the cost thereof, then such fair value, as so certified, in lieu of cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such cost or fair value;

(C)	stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D)	stating the fair value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(a)	within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b)	the fair value to the Company of such property as set forth in such engineer’s certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Bonds at the time outstanding, the engineer making the statement required by this clause (D) shall be an independent engineer, and

(iii)	an opinion of counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the lien hereof.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Article VIII; provided, however, that if the amount of such moneys shall exceed the amount stated pursuant to clause (B) in the engineer’s certificate referred to above, the amount of such excess shall not be deemed to be part of the trust estate and shall be remitted to or upon the order of the Company.

Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

Section 8. Bondholder Addresses and SEC Reports: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate Section 8 of Article IV of the Original Indenture to read substantially as follows:

SECTION 8. That

(a) semiannually, not later than June 29 and December 30, in each year, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Bondholders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Bondholders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the TIA; provided, however, that no such list need be furnished so long as the Trustee shall be the security registrar.

(b) the Company shall file with the Trustee (within 30 days after filing with the SEC in the case of reports which pursuant to the TIA must be filed with the SEC and furnished to the Trustee) and transmit to the Bondholders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the TIA. The Company shall notify the Trustee of the listing of any Bonds on any securities exchange and of any delisting thereof.

(c) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

B.	To change all references in the Indenture to Subdivision (e) of Section 8 of Article IV to Subdivision (a) of Section 8 of Article IV.

Section 9. Prior Lien Covenants: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate Section 12 of Article IV of the Original Indenture to read substantially as follows:

That the Company shall not suffer any mortgage, security interest or other lien to be created upon the mortgaged property, or any part thereof, prior to or on parity with the lien of this Indenture, other than permitted liens and other than, in the case of property hereafter acquired, vendors’ liens, purchase money liens and any other lien thereon at the time of the acquisition thereof.

B.	To delete Sections 15, 17, 18, 19, 20 of Article IV of the Original Indenture and all references thereto.

C.	To restate Section 14 of Article IV of the Original Indenture to read substantially as follows:

That the Company will not acquire, by purchase, merger or otherwise, any property subject to a lien which will on acquisition be an unfunded prior lien, if such prior lien will constitute a lien (other than a permitted lien) on any property additions owned by the Company immediately prior to such acquisition that ranks prior to or on a parity with the lien of this Indenture with respect to such property additions, and will secure a principal amount of outstanding indebtedness that exceeds the Bonding Ratio multiplied by the fair value of such property so acquired. This Section shall not in any way limit the right of the Company to acquire any property subject to a prior lien that will not constitute a lien on any property additions owned by the Company immediately prior to such acquisition or that will not rank prior to or on a parity with the lien of this Indenture with respect to such property additions.

D.	To restate Section 16 of Article IV of the Original Indenture to read substantially as follows:

That the Company will not issue or permit to be issued, any prior lien bonds or other indebtedness secured by an unfunded prior lien if such prior lien constitutes a lien (other than a permitted lien) on any property additions owned by the Company immediately prior to the transaction in which the Company initially acquired any property subject to such prior lien that ranks prior to or on a parity with the lien of this Indenture with respect to such property additions, and the issuance of such prior lien bonds or other indebtedness secured by such prior lien would cause the principal amount of the outstanding indebtedness secured by such prior lien to exceed the Bonding Ratio multiplied by the fair value of the property acquired by the Company in such transaction or any improvements, additions, or extensions thereto or any repairs or replacements thereof.

Section 10. Subsidiary Covenants: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To delete Sections 21, 22, 23 and 24 of Article IV of the Original Indenture and all references thereto.

B.	To delete Sections 6, 7, 8, 9, 10, 11 and 12 of Article VI of the Original Indenture and all references thereto.

Section 11. Releases and Cash Withdrawals: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate the first sentence of Section 25 of Article IV of the Original Indenture to read substantially as follows:

That the Company will not sell or otherwise dispose of a part (less than substantially all) of the mortgaged property unless such sale or disposal is permitted by Article VII of the Indenture or does not impair the lien of the Indenture on such mortgaged property.

B.	To restate Article VII of the Original Indenture to read substantially as follows:

ARTICLE VII

POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

SECTION 1. QUIET ENJOYMENT. Unless an event of default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the mortgaged property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee) and to receive and use the rents, issues, income, products and profits thereof.

SECTION 2. DISPOSITIONS AND OTHER ACTIONS WITHOUT RELEASE. Unless an event of default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a)	sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other equipment or fixtures, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, other equipment or fixtures, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens prior hereto except permitted liens and any other liens to which the property sold or otherwise disposed of was subject;

(b)	abandon the use or operations of any property, if in the opinion of an officer of the Company the abandonment of such use or operation is desirable in the proper conduct of the business and in the operation of the properties of the Company and will not materially impair the lien of this Indenture on other mortgaged property, or is otherwise in the best interests of the Company and the Bondholders;

(c)	cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;

(c)	grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company; and

(d)	terminate, abandon, surrender, cancel, release, modify, make substitutions for or dispose of any franchises, licenses or permits that are mortgaged property; provided that such action is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company and will not materially impair the operation of other mortgaged property; and provided further that any franchises, licenses or permits that become mortgaged property and, in the opinion of the Company, cease to be necessary for the operation of the mortgaged property shall automatically cease to be subject to the lien of this Indenture, without any release or consent, or report to, the Trustee.

SECTION 3. RELEASE OF MORTGAGED PROPERTY UPON NET BONDABLE VALUE OF PROPERTY ADDITIONS. Unless an event of default shall have occurred and be continuing, the Company may obtain the release of any part of the mortgaged property, or any interest therein, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

(a)	a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b)	an Officer’s Certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing;

(c)	an engineer’s certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)	describing the property to be released;

(ii)	stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)	stating the cost of the property to be released; and

(iv)	stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

(d)	an amount in cash to be held by the Trustee as part of the mortgaged property (which cash may be invested as provided in Section 10 of Article VIII of this Indenture to the extent directed by the Company in writing), equal to the amount, if any, by which the lower of the cost or Fair Value referred to in clause (c) above exceeds the aggregate of the following items:

(i)	the aggregate principal amount, subject to the limitation stated below in this clause (d), of any obligations delivered to the Trustee, to be held as part of the mortgaged property, secured by a Purchase Money Lien upon the property to be released;

(ii)	the amount of net bondable value of property additions not subject to an unfunded prior lien used as the basis for such release as set forth in a Net Bondable Value Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release, complying with Section 4(a) of Article III to the extent applicable, delivered to the Trustee;

(iii)	the reciprocal of the Bonding Ratio multiplied by the aggregate principal amount of Bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6 of Article III, by virtue of compliance with all applicable provisions of such section (except as hereinafter in this Section otherwise provided), to be used as the basis for such release as specified in an Officer’s Certificate; provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Bonds and, to such extent, no such Bonds may thereafter be authenticated and delivered hereunder; and any Bonds which could have been the basis of such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of such release of property;

(iv)	the reciprocal of the Bonding Ratio multiplied by the aggregate principal amount of any outstanding Bonds delivered to the Trustee (other than Bonds authenticated and delivered pursuant to Section 5 of Article III) to be used as the basis for such release as specified in an Officer’s Certificate;

(v)	the aggregate principal amount, subject to the limitations stated below in this clause (d), of any obligations secured by a Purchase Money Lien upon the property to be released or any amount in cash that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a lien prior to the lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such lien in consideration for the release of such property or any part thereof from such lien; and

(vi)	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released as specified in an Officer’s Certificate;

provided, however, that (x) no obligations secured by Purchase Money Lien upon any property being released from the lien hereof shall be used as a credit in connection with such release unless all obligations secured by such Purchase Money Lien shall be delivered to the Trustee or to the trustee or other holder of a lien prior to the lien of this Indenture and (y) the aggregate credit which may be used pursuant to subclause (i) and subclause (v) of this clause (d) in respect of obligations secured by a Purchase Money Lien upon the property being released shall not exceed seventy-five (75%) of the Fair Value of the property to be released, as specified in such engineer’s certificate;

(e)	if the release is on the basis of property additions or on the basis of the right to the authentication and delivery of Bonds under Article III, all documents contemplated below in this section; and

(f)	if the release is on the basis of the delivery to the Trustee or to the trustee or other holder of a prior lien of obligations secured by Purchase Money Lien, all documents contemplated below in this Section, to the extent required.

If and to the extent that the release of property is, in whole or in part, based upon property additions (as permitted under the provisions of clause (d)(ii) in the first paragraph of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such property additions were to be made the basis of the authentication and delivery of Bonds equal in principal amount to the Bonding Ratio multiplied by the cost (or, as to property of which the Fair Value to the Company at the time the same was included in a Net Bondable Value Certificate was certified to be an amount less than the cost thereof, such Fair Value, as so certified, in lieu of cost) of that portion of the property to be released which is to be released on the basis of such property additions, as shown by the engineer’s certificate required by clause (c) in the first paragraph of this Section; provided, however, that the cost of any property additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the engineer’s certificate provided for in clause (c) in the first paragraph of this Section to be the lower of cost or Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such engineer’s certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such property additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such engineer’s certificate, received or to be received by the Company in connection with such exchange in addition to such property additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Bonds under Section 6 of Article III (as permitted under the provisions of clause (d)(iii) in the first paragraph of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of such section relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 3 of Article III.

If the release of property is, in whole or in part, based upon the delivery to the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture of obligations secured by Purchase Money Lien, the Company shall deliver to the Trustee:

(x)	an Officer’s Certificate (i) stating that no event has occurred and is continuing which entitles the holder of such Purchase Money Lien to accelerate the maturity of the obligations, if any, outstanding thereunder and (ii) reciting the aggregate principal amount of obligations, if any, then outstanding thereunder in addition to the obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional obligations secured by such Purchase Money Lien are permitted to be issued; and

(y)

an opinion of counsel stating that, in the opinion of the signer, (i) such obligations are valid obligations, entitled to the benefit of such Purchase Money Lien equally and ratably with all other obligations, if any, then outstanding thereunder, (ii) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a lien upon the property to be released, subject to no lien prior thereto except liens generally of the character of Permitted Liens and such liens, if any, as shall have existed thereon immediately prior to such release as liens prior to the lien of this Indenture, (iii) if any obligations in addition to the obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a lien upon all other property, if any, purporting to be subject thereto, subject to no lien prior thereto except liens generally of the character of permitted liens and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder except on the basis of property generally of the character of property additions, the retirement or deposit of outstanding obligations, the deposit of prior lien obligations or the deposit of cash.

If the opinion of counsel provided to the Trustee pursuant to clause (y) above is conditioned upon the filing and/or recording of any instruments of conveyance, assignment or transfer, the Company shall promptly cause such instruments to be filed and/or recorded in the proper places and manner and shall deliver to the Trustee evidence of such filing and/or recording promptly upon receipt of such evidence by the Company.

Any outstanding Bonds delivered to the Trustee pursuant to clause (d) in the first paragraph of this Section shall, upon receipt of a Company Order, forthwith be canceled by the Trustee. Any cash and/or obligations deposited with the Trustee pursuant to the provisions of this Section, and the proceeds of any such obligations, shall be held as part of the mortgaged property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Article VIII.

SECTION 4. RELEASE OF PROPERTY NOT INCLUDED IN A NET BONDABLE VALUE CERTIFICATE. Unless an event of default shall have occurred and be continuing, the Company may obtain the release of any property, any part thereof, or any interest therein, not theretofore included in any Net Bondable Value Certificate filed with the Trustee, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

(a)	a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b)	an Officer’s Certificate describing the property to be released and stating that, to the knowledge of the signer, no event of default has occurred and is continuing;

(c)	an engineer’s certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)	describing the property to be released;

(ii)	stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)	stating the cost of the property to be released;

(iv)	stating that the property to be released has not been included in any Net Bondable Value Certificate filed with the Trustee; and

(v)	stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof.

No property released pursuant to this Section shall thereafter be included in any Net Bondable Value Certificate or in any calculation of net bondable value of property additions not subject to an unfunded prior lien unless and until such property is again subjected to the lien of this Indenture.

SECTION 5. RELEASE OF MINOR PROPERTIES. Notwithstanding the provisions of Sections 3 and 4 of this Article VII, unless an event of default shall have occurred and be continuing, the Company may obtain the release from the lien hereof of any part of the mortgaged property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any of the provisions of Sections 3 or 4 of this Article VII, release from the lien hereof all the right, title and interest of the Trustee in and to the same provided that the lower of the aggregate cost or Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percent (3%) of the aggregate principal amount of Bonds then outstanding. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer’s Certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing and (y) an engineer’s certificate stating, in the judgment of the signers, the cost and the Fair Value of the property to be released, the lower of the aggregate cost or Fair Value of all other property theretofore released pursuant to this Section in such calendar year, and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to the lower of the aggregate cost or Fair Value; provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of lien prior to the lien of this Indenture in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of the Company, by the items specified in clause (d) in the first paragraph of Section 3 of this Article VII, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 3 of this Article VII. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Article VIII.

SECTION 6. ADDITIONAL NET BONDABLE VALUE CERTIFICATES. From time to time, the Company may at its discretion, but shall not be required to, file with the Trustee a Net Bondable Value Certificate, as of a date not more than 90 days prior to the date such certificate is filed with the Trustee, showing in substance:

(1)	The cost of all bondable property owned by the Company as of the date of such certificate that is not subject to any unfunded prior liens other than permitted liens;

(2)	The fair value to the Company of such bondable property, as determined by an independent engineer, appraiser or other expert as of the date of such certificate;

(3)	The lesser of the amounts stated in clauses (1) and (2) above;

(4)	The reciprocal of the Bonding Ratio multiplied by the aggregate principal amount of Bonds outstanding as of the date of such certificate;

(5)	The reciprocal of the Bonding Ratio multiplied by the aggregate principal amount of refundable Bonds as of the date of such certificate;

(6)	The sum of the amounts stated in clauses (4) and (5) above; and

(7)	If the amount stated in clause (3) is greater than the amount stated in clause (6) above, the net bondable value of property additions not subject to an unfunded prior lien as of the date of such certificate shall, for all purposes under this Indenture, be the difference between the amount stated in clause (3) less the amount stated in clause (6) above; if the amount stated in clause (3) is less than the amount stated in clause (6) above, the deficiency in the net bondable value of property additions not subject to an unfunded prior lien as of the date of such certificate shall, for all purposes under this Indenture, be the difference between the amount stated in clause (6) less the amount stated in clause (3) above.

Such certificate shall constitute a certificate respecting the net bondable value of property additions not subject to an unfunded prior lien for all purposes under this Indenture. If any such certificate is filed with the Trustee, such certificate shall constitute the most recent Net Bondable Value Certificate filed with the Trustee for purposes of the next Net Bondable Value Certificate filed with the Trustee pursuant to Article III (including Section 4(a) thereof), Article VII, Article VIII or any other provision of this Indenture.

SECTION 7. RELEASE OF PROPERTY TAKEN BY EMINENT DOMAIN, ETC. Should any of the mortgaged property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument or instruments to effect such release, release from the lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the lien hereof to such interest), upon receiving (a) an opinion of counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Bondholders, (c) if any portion of such property was included in a Net Bondable Value Certificate, an engineer’s certificate stating the cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same was included in a Net Bondable Value Certificate was certified to be an amount less than the cost thereof, then such Fair Value, as so certified, in lieu of cost) and (d) if any portion of such property was included in a Net Bondable Value Certificate, a deposit by the Company of an amount in cash equal to the cost or Fair Value stated in the engineer’s certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property included in a Net Bondable Value Certificate; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a lien prior to the lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Article VIII.

SECTION 8. DISCLAIMER OR QUITCLAIM. In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

(a)	a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

(b)	an Officer’s Certificate describing the property to be disclaimed or quitclaimed; and

(c)	an opinion of counsel stating the signer’s opinion that such property is not subject to the lien hereof or required to be subject thereto by any of the provisions hereof.

SECTION 9. MISCELLANEOUS.

(a)	The engineer’s certificate as to the Fair Value of property to be released from the lien of this Indenture in accordance with any provision of this Article, and as to the non-impairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an independent engineer if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percent (10%) or more of the aggregate principal amount of the Bonds at the time outstanding; but such engineer’s certificate shall not be required to be made by an independent engineer in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Bonds at the time outstanding. To the extent that the Fair Value of any property to be released from the lien of this Indenture shall be stated in an independent engineer’s certificate, such Fair Value shall not be required to be stated in any other engineer’s certificate delivered in connection with such release.

(b)	No release of property from the lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

(c)	If the mortgaged property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the mortgaged property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an event of default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the mortgaged property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an event of default may have occurred and be continuing.

(d)	If the Company shall retain any interest in any property released from the lien of this Indenture, this Indenture shall not become or be, or be required to become or be, a lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

(e)	Notwithstanding the occurrence and continuance of an event of default, the Trustee, in its discretion, may release from the lien hereof any part of the mortgaged property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f)	No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the instrument or instruments of release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

(g)

If (a) any property to be released from the lien of this Indenture under any provision of this Article VII (other than Section 7 of this Article VII) is subject to a lien prior to the lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior lien and (b) after such release, such prior lien will not be a lien on any property subject to the lien hereof, then the Fair

Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior lien less the principal amount of the indebtedness secured by such prior lien.

C.	To amend Article VIII of the Original Indenture to delete Sections 2, 3, 4, 5, 6, 7, 8, and 11 thereof and all references thereto and to restate Section 1 thereof to read substantially as follows:

ARTICLE VIII

APPLICATION OF MONEYS

SECTION 1. WITHDRAWAL OR OTHER APPLICATION OF FUNDED CASH; PURCHASE MONEY OBLIGATIONS. Subject to the provisions of Section 5 of Article III and except as hereafter in this Section provided, unless an event of default shall have occurred and be continuing, any cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a)	may be withdrawn from time to time by the Company to the extent of an amount equal to the net bondable value of property additions not subject to an unfunded prior lien to be used as the basis for such withdrawal as specified in a Net Bondable Value Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with Section 4(a) of Article III to the extent applicable, delivered to the Trustee;

(b)	may be withdrawn from time to time by the Company to the extent of an amount equal to the cost or Fair Value to the Company (whichever is less) of gross property additions (A) not subject to an unpaid prior lien acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release, (B) not theretofore included in any Net Bondable Value Certificate, and (C) not theretofore used as the basis for the release of any mortgaged property or the withdrawal of any cash under this Indenture;

(c)	may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of Bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6 of Article III hereof, by virtue of compliance with all applicable provisions of such section (except as hereinafter in this section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Bonds and, to such extent, no such Bonds may thereafter be authenticated and delivered hereunder; and any such Bonds which were the basis of such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of such withdrawal of cash;

(d)	may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of any outstanding Bonds delivered to the Trustee;

(e)	shall, upon the request of the Company, be used by the Trustee for the purchase of Bonds in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth;

(f)	shall, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article XVI) at Stated Maturity of any Bonds or to the redemption (or similar provision therefor) of any Bonds which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article V and in such Bonds, all subject to the limitations hereafter in this Section set forth.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing.

If and to the extent that the withdrawal of cash is based upon property additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such property additions were made the basis for the authentication and delivery of Bonds equal in principal amount to the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Bonds (as permitted under the provisions of clause (c) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 6 of Article III relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 3 of Article III.

If and to the extent that the withdrawal of cash is based upon gross property additions (as permitted under the provisions of clause (b) above, the Company shall provide to the Trustee an engineer’s certificate stating that the amount of cash to be withdrawn does not exceed the aggregate cost or Fair Value to the Company (whichever is less) of gross property additions (A) not subject to an unpaid prior lien acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such cash withdrawal, (B) not theretofore included in any Net Bondable Value Certificate, and (C) not theretofore used as the basis for the release of any mortgaged property or the withdrawal of any cash under this Indenture

Any outstanding Bonds delivered to the Trustee pursuant to clause (d) in the first paragraph of this Section shall, upon request by the Company, forthwith be canceled by the Trustee.

Notwithstanding the generality of clauses (e) and (f) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Bonds to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Bonds theretofore, and of all Bonds then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Bonds.

Any obligations secured by Purchase Money Lien delivered to the Trustee in consideration of the release of property from the lien of this Indenture, together with any evidence of such Purchase Money Lien held by the Trustee, shall be released from the lien of this Indenture and delivered to or upon the order of the Company upon payment by the Company to the Trustee of an amount in cash equal to the aggregate principal amount of such obligations less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.

The principal of and interest on any such obligations secured by Purchase Money Lien held by the Trustee shall be paid to the Trustee as and when the same become payable and shall be held as part of the mortgaged property, subject to withdrawal as provided in this Article VIII. The interest received by the Trustee on any such obligations shall be deemed not to constitute mortgaged property and shall be remitted to the Company; provided, however, that if an event of default shall have occurred and be continuing, such proceeds shall be held as part of the mortgaged property until such event of default shall have been cured or waived.

The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no event of default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an event of default, in its own discretion.

Anything herein to the contrary notwithstanding, the Company may irrevocably waive all right to the withdrawal pursuant to this Section of, and any other rights with respect to, any obligations secured by Purchase Money Lien held by the Trustee, and the proceeds of any such obligations, by delivery to the Trustee of a Company Order:

(x)	specifying such obligations and stating that the Company thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and

(y)	directing that the principal of such obligations be applied as provided in clause (f) in the first paragraph of this Section, specifying the Bonds to be paid or redeemed or for the payment or redemption of which payment is to be made.

Following any such waiver, the interest on any such obligations shall be applied to the payment of interest, if any, on the Bonds to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Bonds as and when the same shall become due. Pending any such application, the interest on such obligations shall be invested in Government Obligations as shall be selected by the Company and specified in written instructions delivered to the Trustee. The principal of any such obligations shall be applied solely to the payment of principal of the Bonds to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order. Pending such application, the principal of such obligations shall be invested in Government Obligations as shall be selected by the Company and specified in written instructions delivered to the Trustee. The obligation of the Company to pay the principal of such Bonds when the same shall become due at maturity, shall be offset and reduced by the amount of the proceeds of such obligations then held, and to be applied, by the Trustee in accordance with this paragraph.

D.	To restate the following definitions in Article I of the Original Indenture to read substantially as follows:

Fair Value:

The terms “fair value” or “Fair Value” with respect to property, means the fair value of such property as determined in the reasonable judgment of the Person certifying to such value, such determination to be based on any one or more factors deemed relevant by such Person, including, without limitation, (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any liens on such property prior to the lien of this Indenture (except as otherwise provided in the next sentence) and (y) the Fair Value to the Company of property additions may be of less value to a Person which is not the owner or operator of the mortgaged property or any portion thereof than to a Person which is such owner or operator. If (a) any property to be released from the lien of this Indenture under any provision of Article VII (other than Section 7 thereof) is subject to a prior lien and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior lien and (b) after such release, such prior lien will not be a lien on any property subject to the lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior lien less the principal amount of the indebtedness secured by such prior lien. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the engineer certifying the same.

Release Moneys:

The term “release moneys” shall mean cash or other moneys received by the Trustee (a) upon the release of property pursuant to the provisions of Article VII or (b) upon the payment of any obligations delivered to the Trustee in connection with the release of property pursuant to the provisions of Article VII.

E.	To add the following definitions to Article I of the Original Indenture reading substantially as follows:

Purchase Money Lien:

The term “Purchase Money Lien” or “purchase money lien” means, with respect to any property being acquired or disposed of by the Company or being released from the lien of this Indenture, a mortgage, security interest or other lien on such property which

(a)	is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b)	is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such lien to acquire rights in or the use of such property;

(c)	is granted to any other Person in connection with the release of such property from the lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture of obligations secured by such lien on such property (as well as any other property subject thereto);

(d)	is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such lien for one or more other purposes; or

(e)	otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any lien described above whether or not such lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such lien on such property, (y) shall permit the subjection to such lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

F.	To amend the definition of “net bondable value of property additions not subject to an unfunded prior lien” in Article I of the Original Indenture as follows:

•	to change the words “Section 3 or Section 7 of Article VII” in clause (d) to “Section 3, Section 5, or Section 7 of Article VII”;

•	to change the words “Section 3 or Section 7 of Article VII” in clause (f) to “Section 3, Section 5 or Section 7 of Article VII”;

•	to change the words “Section 3(b) of Article VII” in clause (f) to “Section 3(b) or 5(y) of Article VII”;

•	to restate clause (h) to read substantially as follows:

(h) the amount of all cash received by the Trustee as release moneys which has been withdrawn pursuant to Article VIII;

•

to change the words “withdrawn pursuant to Section 4(a) of Article VIII” in clause (i) to “deposited with the Trustee pursuant to Section 5 of Article III and subsequently withdrawn upon the basis of property additions”

G.	To amend Article III of the Original Indenture

•	To delete the words “Sections 1, 3 and 9 of” in Section 2 of Article III.

•	To change the words “Section 3 or Section 7 of Article VII” in clause (5) of Section 4(a) of Article III to “Sections 3, 5 or 7 of Article VII”.

•	To change the words “Section 3 or Section 7 of Article VII” in clause (7) of Section 4(a) of Article III to “Sections 3, 5 or 7 of Article VII”;

•	To change the words “Section 3(b) of Article VII” in clause (7) of Section 4(a) of Article III to “Sections 3 or 5 of Article VII”; and

•	To change the words “Section 4(a) of Article VIII” in clause (10) of Section 4(a) of Article III to “Article VIII”

Section 12. Bankruptcy and Cross Defaults: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

To amend Article IX of the Original Indenture

•	To delete subdivisions (d), (g,) (h), and (j) of Section 1 thereof and all references thereto;

•	To restate subdivisions (d) and (e) of Section 1 thereof to read substantially as follows:

(d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States or state bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company;

Section 13. Mergers: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate Article XII of the Original Indenture to read substantially as follows:

ARTICLE XII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 1. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease the mortgaged property as or substantially as an entirety to any corporation unless

(a) such consolidation, merger, conveyance, transfer or lease shall be on such terms as shall fully preserve in all material respects the lien of security of this Indenture and the rights and powers of the Trustee and the Bondholders hereunder,

(b) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires by conveyance or other transfer, or which leases, the mortgaged property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Company”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which

(i) in the case of a consolidation, merger, conveyance or transfer or lease the term of which extends beyond the last stated maturity date of the Bonds then outstanding, contains an assumption by the Successor Company of the due and punctual payment of the principal of and premium, if any, and interest on all of the Bonds then outstanding and the performance of every covenant and condition of this Indenture to be performed or observed by the Company; and

(ii) in the case of a consolidation, merger, conveyance or transfer, contains a grant, conveyance, transfer and mortgage by the Successor Company, of the same tenor of the Indenture,

(A) confirming the lien of this Indenture on the mortgaged property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Company which shall constitute an improvement, extension or addition to the mortgaged property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and

(B) at the election of the Successor Company, subjecting to the lien of this Indenture such property, real, personal or mixed, in addition to the mortgaged property described in subclause (A) above, then owned or thereafter acquired by the Successor Company as the Successor Company shall, in its sole discretion, specify or describe therein, and the lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance, transfer or lease and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(c) in the case of a lease, such lease shall be made expressly subject to termination by the Company or the Trustee at any time during the continuance of an event of default, and also by the purchaser of the mortgaged property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings.

(d) the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture referred to in clause (b) above comply with this Article XII and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 2. SUCCESSOR COMPANY SUBSTITUTED. Upon any consolidation or merger, or any conveyance or transfer of the mortgaged property substantially as an entirety in accordance with Section 1 of this Article XII, the Successor Company shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein and the Company shall be released from all obligations hereunder. Without limiting the generality of the foregoing:

(a)	all property of the Successor Company then subject to the lien of this Indenture, of the nature of property additions as defined in this Indenture, shall constitute property additions;

(b)	the Successor Company may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article III, authenticate and deliver, Bonds upon any basis provided in Article III; and

(c)	the Successor Company may, subject to the applicable provisions of this Indenture, cause property additions or the net bondable value of property additions not subject to an unfunded prior lien to be applied to any release of property, withdrawal of cash or any other authorized purpose under this Indenture.

All Bonds so executed by the Successor Company, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the lien of this Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or transfer became effective.

SECTION 3. EXTENT OF LIEN HEREOF ON PROPERTY OF SUCCESSOR COMPANY. Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1 of this Article XII, the indenture supplemental hereto contemplated in Section 1 of Article XII or a supplemental indenture contemplated in Article XIV expressly provides otherwise, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a lien upon any of the properties:

(a)	owned by the Successor Company or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)	acquired by the Successor Company at or after the time of effectiveness of such transaction except (i) mortgaged property owned by the Company immediately prior to such transaction that is allocated or transferred to the Successor Company in or as a result of such transaction and (ii) improvements, extensions and additions to such mortgaged property and renewals, replacements and substitutions of or for any part or parts thereof.

SECTION 4. MERGER INTO COMPANY; EXTENT OF LIEN HEREOF.

(a)	Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, of any part of the mortgaged property which does not constitute the entirety or substantially the entirety of the mortgaged property.

(b)	Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

SECTION 5. TRANSFER OF LESS THAN SUBSTANTIALLY ALL. A conveyance, transfer or lease by the Company of any part of the mortgaged property shall not be deemed to constitute the conveyance, transfer or lease as, or substantially as, an entirety of the mortgaged property for purposes of this Indenture if the fair value of the mortgaged property retained by the Company exceeds the reciprocal of the Bonding Ratio multiplied by the aggregate principal amount of all outstanding Bonds and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, the Bonds with respect to such mortgaged property. Such fair value shall be established by the delivery to the Trustee of an independent engineer’s certificate stating the independent engineer’s opinion of such fair value as of a date not more than 90 days before or after such conveyance, transfer or lease. This Article is not intended to limit the Company’s conveyances, transfers or leases of less than substantially the entirety of the mortgaged property.

B.	To delete the second sentence of Section 25 of Article IV of the Original Indenture and all references thereto.

C.	To restate Section 26 of Article IV of the Original Indenture to read substantially as follows:

SECTION 26. CORPORATE EXISTENCE.

Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a corporation.

D.	To restate or add the following definitions in Article I of the Original Indenture to read substantially as follows:

Corporation:

The term “corporation” shall mean a corporation, association, company, limited liability company, partnership, limited partnership, joint stock company, statutory trust or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities. References to the shareholders of the Company shall be deemed to include the members of a limited liability company, the partners of a partnership and the beneficiaries of a trust. References to officers and directors of the Company shall be deemed to include the managers of a limited liability company and the trustees of a trust.

Successor Company:

The term “Successor Company” shall have the meaning specified in Article XII.

E.	To change the words “Section 2 of Article XII” in Section 3 of Article II of the Original Indenture to “Article XII”

F.	To restate subclause (iv) in Section 3(b)(1) of Article III to read substantially as follows:

(iv) in case the Company shall have been consolidated or merged with or into or shall have made a conveyance, transfer or lease of the mortgaged property as or substantially as an entirety to any other corporation as permitted by Article XII and the Successor Company with respect to such transaction shall have had a lien on any of its properties prior to such transaction that became an unfunded prior lien (other than a permitted lien) on any property additions owned by the Company immediately prior to such transaction that ranks prior to or on a parity with the lien of this Indenture with respect to such property additions, the principal amount of all other indebtedness of the Successor Company secured by such unfunded prior lien.

Section 14. Supplemental Indentures : The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To restate Article XIV of the Original Indenture to read substantially as follows:

ARTICLE XIV

SUPPLEMENTAL INDENTURES

SECTION 1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT. (a) The Company, when authorized by certified resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1)	to evidence the succession of another corporation to the Company as permitted hereunder, and the assumption by any such successor of the covenants of the Company herein and in the Bonds;

(2)	to add to the covenants of the Company or to surrender any right or power herein conferred on the Company for the benefit of all Bondholders or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series (and if such covenants or surrender are to be for the benefit of less than all series of Bonds, stating that such covenants or surrender are expressly being included solely for the benefit of such series);

(3)	to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject to or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(4)	to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Bond outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or the holders of the requisite principal amount of such Bonds have consented to such change or elimination or such change or elimination is applicable only to Bonds issued after the effective date of such change or elimination;

(5)	to establish the form of Bonds of any series as permitted by Article II hereof or to establish or to reflect any terms of any Bond of any series determined pursuant to Article II hereof or pursuant to a certified resolution;

(6)

to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

(7)	to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any authenticating agent and any paying agent, and to evidence and provide for the acceptance hereunder by a successor Trustee or by a co-trustee or separate trustee;

(8)	to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series of, Bonds;

(9)	to change any place or places where (A) the principal of and premium, if any, and interest, if any, on all or any series of Bonds shall be payable; (B) all or any series of Bonds may be surrendered for registration of transfer, (C) all or any series of Bonds may be surrendered for exchange and (D) notices and demands to or upon the Company in respect of all or any series of Bonds and this Indenture may be served;

(10)	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the holders of Bonds of any series in any material respect;

(11)	to reflect changes in generally accepted accounting principles;

(12)	to provide the terms and conditions of the exchange or conversion, at the option of the holders of Bonds of any series, of the Bonds of such series for or into Bonds of other series or stock or other securities of the Company or any other corporation; and

(13)	to comply with the rules or regulations of any national securities exchange on which any of the Bonds may be listed.

(b)	The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c)	Any supplemental indenture authorized by this Section 1 may be executed by the Company and the Trustee without the consent of any Bondholders, notwithstanding any of the provisions of Section 2 hereof.

(d)	Without limiting the generality of the foregoing, if the TIA as in effect on May 15, 2012 or at any time thereafter shall be amended and:

(1)	if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the TIA, and the Company and the Trustee may, without the consent of any Bondholders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(2)

if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at May 15, 2012 or at any time thereafter are required by the TIA to be contained herein or are contained herein to reflect any provisions of the TIA as in effect at such date, the Company and the Trustee may, without the consent of any Bondholders, enter into an indenture supplemental hereto to effect such changes or elimination.

SECTION 2. SUPPLEMENTAL INDENTURES WITH CONSENT. (a) With the consent of the holders of not less than the Required Percentage in aggregate principal amount of the Bonds of all series then outstanding under this Indenture, considered as one class, the Company, when authorized by a certified resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, or other instrument in writing, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying or waiving in any manner any default, event of default or other rights of the Bondholders or the Trustee; provided, however, that if there shall be Bonds of more than one series outstanding hereunder and if a proposed supplemental indenture or instrument shall affect the rights of the holders of Bonds of one or more, but less than all, of such series, then the consent of the holders of the Required Percentage in aggregate principal amount of the outstanding Bonds of each series so affected shall also be required; and provided, further, that no such supplemental indenture or instrument shall, without the consent of the holder of each outstanding Bond affected thereby:

(1)	permit the extension of the time or times of payment of the principal of or the interest or premium, if any, on any Bond, or a reduction of the rate of interest on, or otherwise affect the terms of payment of the principal on, or interest or premium if any on any Bond; or

(2)	reduce the percentage required by Section 6 of Article XV for the taking of any action under such Section 6.

(b)	Upon the request of the Company, accompanied by a copy of the certified resolution authorizing the execution of any such supplemental indenture or writing, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or instrument unless such supplemental indenture or instrument affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or instrument.

(c)	A supplemental indenture or instrument which changes, waives or eliminates any covenant or other provision of this Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Bonds, or which waives or modifies the rights of the holders of Bonds of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the holders of Bonds of any other series.

(d)	It shall not be necessary for the consent of the holders of Bonds under this Section 2 to approve the particular form of any proposed supplemental indenture or instrument, but it shall be sufficient if such consent shall approve the substance thereof.

(e)	Promptly after the execution by the Company and the Trustee of any supplemental indenture or instrument pursuant to this Section 2, the Trustee shall give notice to all Bondholders setting forth in general terms the substance of such supplemental indenture or instrument. Any failure of the Trustee to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture or instrument.

SECTION 3. COMPLIANCE WITH TIA; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture or instrument executed pursuant to this Article XIV shall comply with the TIA. Upon the execution of any supplemental indenture or instrument pursuant to this Article XIV, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Bondholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture or instrument shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 4. NOTATION ON BONDS. Bonds of any series authenticated and delivered after the execution of any supplemental indenture or instrument pursuant to this Article XIV may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or instrument. If the Company shall so determine, new Bonds of any series so modified as approved by the Trustee and the Board with respect to any modification of this Indenture contained in any such supplemental indenture or instrument may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Bonds of such series then outstanding.

SECTION 5. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee shall be provided with an Officer’s Certificate and an opinion of counsel as conclusive evidence that any supplemental indenture or instrument executed pursuant hereto complies with the requirements of this Article XIV.

B.	To restate Article XV of the Original Indenture (other than Section 6 thereof) to read substantially as follows:

ARTICLE XV

BONDHOLDERS’ MEETINGS

SECTION 1. PURPOSES OF MEETINGS. A meeting of Bondholders of one or more, or all, series may be called at any time and from time to time pursuant to this Article XV for any of the following purposes:

(a)	to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any event of default hereunder and its consequences, or to take any other action authorized to be taken by Bondholders pursuant to this Indenture;

(b)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 2 of Article XIV; or

(c)	to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Bonds of such series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 2. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Bondholders to take any action specified in Section 1 of this Article XV, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Bondholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to holders of the Bonds that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 10 of Article XIII. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

SECTION 3. CALL OF MEETINGS BY COMPANY OR BONDHOLDERS. If at any time the Company, pursuant to a certified resolution, or the holders of at least 10% in aggregate principal amount of the Bonds then outstanding, shall have requested the Trustee to call a meeting of Bondholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Bondholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 1 of this Article XV, by giving notice thereof as provided in Section 2 of this Article XV.

SECTION 4. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meetings of Bondholders a Person shall (a) be a holder of one or more Bonds affected by the action proposed to be taken or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Bonds. The only persons who shall be entitled to be present or to speak at any meeting of Bondholders shall be the persons entitled to vote at such meeting and their counsel and any representatives (including employees) of the Trustee and its counsel and any representatives (including employees) of the Company and its counsel.

SECTION 5. REGULATIONS. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Bondholders in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the holders of the requisite Bonds as provided in Section 3 of this Article XV, in which case the Company or holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the holders of a majority in aggregate principal amount of the Bonds present in person or by proxy at the meeting.

(c) At any meeting each Bondholder or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds held or represented by such Bondholder; provided that no vote shall be cast or counted at any meeting in respect of any Bond determined to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Bondholders. At any meeting of Bondholders duly called pursuant to Section 2 or Section 3 of this Article XV, the presence of persons holding or representing Bonds in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Bondholders duly called pursuant to Section 2 or Section 3 of this Article XV may be adjourned from time to time by the holders of a majority in aggregate principal amount of the Bonds present in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

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SECTION 7. VOTING. The vote upon any resolution submitted to any meeting of Bondholders shall be by written ballots on which shall be subscribed the signatures of the holders of Bonds or of their representatives by proxy and the principal amount of Bonds held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of such meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 2 of this Article XV. The record shall show the aggregate principal amount of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee and the Trustee shall have the ballots taken at the meeting attached to such duplicate. Any record so signed and verified shall be conclusive evidence of the matters therein stated. No such Bondholders’ resolution shall be binding unless approved by the Board of Directors of the Company as evidenced by a certified resolution filed with the Trustee, and any resolution of the Bondholders so adopted and approved shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all Bonds and coupons, except as otherwise specifically provided in this Article XV; provided that no such resolution of the Bondholders, or of the Board of Directors, shall in any manner be so construed as to affect any of the Trustee’s own rights, duties or immunities under this Indenture or otherwise without its written assent thereto.

SECTION 8. RIGHTS OF TRUSTEE OR BONDHOLDERS NOT DELAYED. Nothing in this Article XV shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the holders of Bonds under any of the provisions of this Indenture or of the Bonds.

SECTION 9. ACTION WITHOUT MEETING. Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by Bondholders or by their attorneys appointed in writing) of the holders of the Required Percentage in principal amount of the Bonds outstanding (at any time after the last such needed consent is delivered to the Trustee) in lieu of holding a meeting pursuant to this Article XV and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

Section 15. Change of Required Percentage: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend the Original Indenture as follows:

A.	To amend Section 6 of Article XV of the Original Indenture

•	to change the words “sixty per cent. (60%) or more” to “a majority of the aggregate principal amount”; and

•	to restate the portion of the first sentence of Section 6 following the semicolon to the end of such sentence to read substantially as follows:

provided, however, that if there shall be Bonds of more than one series outstanding hereunder and if a proposed modification or alteration shall directly affect the rights of the holders of Bonds of one or more, but less than all, of such series, then the affirmative vote, in person or by proxy, only of the holders (or persons entitled to vote the same) of the Required Percentage in aggregate principal amount of the outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that no such modification or alteration shall, without the consent of the holder of each outstanding Bond directly affected thereby:

(1)	permit the extension of the time or times of payment of the principal of or the interest or premium, if any, on any Bond, or a reduction of the rate of interest on, or otherwise affect the terms of payment of the principal on, or interest or premium if any on any Bond; or

(2)	reduce the percentage required by Section 6 of Article XV for the taking of any action under such Section 6.

B.	To amend the definition of “Required Percentage” in Article I to change the words “60%” to “a majority” and

C.

To amend Section 2 of Article XIV of the Original Indenture, as restated or to be restated as provided in this Article VII, to change the words “provided, however, that if there shall be Bonds of more than one series outstanding hereunder and if a proposed supplemental indenture or instrument shall affect the rights of the holders of Bonds of one or more, but less than all, of such series, then the consent of the holders of the Required Percentage in aggregate principal amount of the outstanding Bonds of each series so affected shall also be required; and provided, further, that no such supplemental indenture or instrument shall, without the consent of the holder of each outstanding Bond affected thereby:” to read substantially as follows:

provided, however, that if there shall be Bonds of more than one series outstanding hereunder and if a proposed supplemental indenture or instrument shall directly affect the rights of the holders of Bonds of one or more, but less than all, of such series, then the consent only of the holders of the Required Percentage in aggregate principal amount of the outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture or instrument shall, without the consent of the holder of each outstanding Bond directly affected thereby:

Section 16. Annual Compliance Certificate: The Company reserves the right, without any consent, vote or other action by any holders of Bonds of any series created after the date of this Supplemental Indenture, to amend Section 2 of Article XVIII of the Original Indenture to add at the end thereof a new paragraph reading substantially as follows:

At least annually, to the extent the Company is required to do so by Section 314(a)(4) of the TIA, the Company shall deliver to the Trustee a certificate which need not comply with the requirements of the first paragraph of this Section 2 of Article XVIII, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture, and making any other statements as may be required by the provisions of Section 314(a)(4) of the TIA.

ARTICLE IV

MISCELLANEOUS PROVISIONS.

Section 1. Except as otherwise defined herein, all terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

Section 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 3. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4. As between the parties hereto, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5. As between the parties hereto, in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York Mellon, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary, or one of its Assistant Secretaries; all as of the 15th day of May, Two thousand and twelve.

Attested:	UNION ELECTRIC COMPANY, 1901 Chouteau Avenue St. Louis, Missouri 63103

/s/ Craig W. Stensland	By:	/s/ Jerre E. Birdsong
Name: Craig W. Stensland	Name:	Jerre E. Birdsong
Title: Assistant Secretary	Title:	Vice President and Treasurer

Signed, sealed and delivered by UNION ELECTRIC COMPANY in the presence of:

/s/ Lou A. Brislane

/s/ Debby L. Anzalone

As Witnesses

Attested:	THE BANK OF NEW YORK MELLON,

/s/ Leslie Lockhart	By:	/s/ Thomas J. Provenzano
Leslie Lockhart	Name:	Thomas J. Provenzano
Vice President		Vice President

Signed, sealed and delivered by THE BANK OF NEW YORK MELLON in the presence of:

/s/ J. Christopher Howe
J. Christopher Howe
Senior Associate

/s/ Natalie Laurence
Natalie Laurence
Client Service Manager
As Witnesses

STATE OF MISSOURI,	}
} SS.:
CITY OF ST. LOUIS,	}

On this 24th day of May, 2012, before me appeared JERRE E. BIRDSONG, to me personally known, who, being by me duly sworn, did say that he is a Vice President and Treasurer of UNION ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said JERRE E. BIRDSONG acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

Carla J. Flinn
Carla J. Flinn—Notary Public
Notary Seal, State of
Missouri — St. Louis City
Commission # 10399906
My Commission Expires 4/20/2014

STATE OF PENNSYLVANIA,	}
} SS.:
CITY OF PITTSBURGH,	}

On this 25th day of May, 2012, before me appeared THOMAS J. PROVENZANO, to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, as the trustee thereunder by authority of its Board of Directors, and said Vice President, acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

/s/ Evelina Olshanskaya
Notorial Seal
Evelina Olshanskaya
Notary Public
Pittsburgh City, Allegheny County
My Commission Expires Feb 17, 2015